Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Fourth Quarter 2017 Results

•	Net income of $31.3 million ($0.94 per diluted share), adjusted net income of $35.2 million ($1.06 per diluted share).

•	Combined ratio of 81.3%, combined ratio before the impact of the LPT of 83.0%.

•	The Board declared an increased quarterly dividend of $0.20 per share and authorized a new $50.0 million share repurchase program.
Reno, Nevada-February 21, 2018-Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) today reported the following for the fourth quarter of 2017: (i) net income of $31.3 million ($0.94 per diluted share); (ii) net income excluding the impact of the LPT of $28.2 million ($0.85 per diluted share); and (iii) adjusted net income of $35.2 million ($1.06 per diluted share).
The Company also reported that the Board of Directors declared a first quarter 2018 dividend and authorized a new $50.0 million share repurchase program. The first quarter dividend, which was increased to $0.20 per share, will be paid on March 21, 2018 to stockholders of record on March 7, 2018. The new share repurchase authorization, which replaces an expiring program with a remaining authorization of $28.9 million, will expire on February 26, 2020.
The Company's adjusted net income for the fourth quarter of 2017 increased $3.9 million year-over-year. This increase reflects strong underwriting results highlighted by an 83.0% combined ratio before the impact of the LPT and a 6% increase in net earned premiums.
The Company's net income and net income before the impact of the LPT for the fourth quarter of 2017 decreased by $4.2 million and $4.4 million, respectively, year-over-year. The decreases were the result of a non-recurring income tax expense of $7.0 million in connection with U.S. corporate tax reform enacted in December. This incremental income tax expense represents the impact of re-measurement of the Company’s deferred tax assets and liabilities using the new U.S. statutory tax rate.
The Company’s book value per share of $29.07, book value per share including the Deferred Gain of $34.09 and adjusted book value per share of $30.80, increased 13.4%, 9.7% and 7.2% for the year, respectively, each computed after taking into account dividends declared during 2017.
Chief Executive Officer Douglas D. Dirks commented on the results: “The fourth quarter marked a strong end to a successful year for EMPLOYERS. During the fourth quarter we grew written premiums by 8% year-over-year, lowered our current and prior year loss reserve provisions and increased the quarterly dividend by 33.3%.
In addition, we have recently initiated a plan of aggressive development and implementation of new technologies and capabilities that we believe will fundamentally transform and enhance the digital experience of our customers. We have chosen to reinvest the expected financial benefits from corporate income tax reform back into our business over the next several years by greatly accelerating the development and deployment of these new digital capabilities. We believe that these new technological and intellectual capabilities will support our future growth initiatives, provide us with greater pricing precision and flexibility and promote long-term value creation.
We expect that the development and implementation of these new technologies and capabilities will increase our underwriting and other operating expense ratio by approximately four percentage points in 2018 and two percentage points in 2019, as compared to that experienced in 2017. However, we expect that these increased expenses will be offset by operational efficiency gains in future periods.”
Summary of Fourth Quarter 2017 Results
(All comparisons vs. fourth quarter 2016, unless noted otherwise).
Net earned premiums of $181.6 million increased $9.6 million due primarily to new business writings and increases in final audit premiums, partially offset by declines in renewal business premium.

The loss ratio before the impact of the LPT of 48.6% decreased 5.4 percentage points reflecting the continued impacts of key business initiatives including: an emphasis on settling open claims; diversifying our risk exposure across geographic markets; and leveraging data-driven strategies to target, underwrite and price profitable classes of business across all of our markets.
The commission expense ratio of 13.6% increased 2.0 percentage points due mainly to increases in agency incentives and in the amount of business produced by our partnerships and alliances.
The underwriting and other operating expense ratio of 20.8% increased 0.7 percentage points due mainly to increases in fourth quarter professional fees and incentive accruals.
Net investment income of $19.1 million was unchanged.
Stockholders’ Equity including the Deferred Gain
Stockholders’ equity including the Deferred Gain was $1,111.3 million, an increase of 9.4% from December 31, 2016.
Conference Call and Webcast, Reports Filed With The Securities and Exchange Commission (the "SEC") and Supplemental Materials
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.
Reconciliation of Non-GAAP Financial Measures to GAAP
Within this earnings release we present various financial measures, some of which are "non-GAAP financial measures." A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to the Company's most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are meaningful to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. These non-GAAP measures are not a substitute for GAAP measures and investors should be careful when comparing the Company's non-GAAP financial measures to similarly titled measures used by other companies.
The Company will host a conference call on Thursday, February 22, 2018, at 8:30 a.m. Pacific Standard Time. The conference call will be available via a live web cast on the Company's web site at www.employers.com. An archived version will be available several hours after the call. The conference call replay number is (404) 537-3406 or (855) 859-2056 with a pass code of 5177907.

The Company provides a list of portfolio securities in the Calendar of Events, “Investors” section of its website at www.employers.com. The Company also provides its filings with the Securities and Exchange Commission and its investor presentations on its website.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. EHI and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI's future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in EHI's public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The SEC filings for EHI can be accessed through the “Investors” link on the Company's website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041).

Contact:
Media: Ty Vukelich, (775) 327-2677, tvukelich@employers.com.
Analysts: Mike Paquette, (775) 327-2562, mwoodard@employers.com.

Copyright © 2018 EMPLOYERS. All rights reserved. EMPLOYERS® and America's small business insurance specialist. ® are registered trademarks of Employers Insurance Company of Nevada. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low to medium hazard industries. Insurance subsidiaries include Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company.
Additional information can be found at: http://www.employers.com.